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                                 AMENDMENT TO
                        AGREEMENT AND PLAN OF EXCHANGE

                         dated as of December 15, 1997

                                 by and among

                      ADVANCED COMMUNICATIONS GROUP, INC.
                                   (Parent)

                                      and

                                 FIRSTEL, INC.
                                   (Company)

                                      and

  FRED L. THURMAN, JAMES E. PERRY, W. BRADLEY VAN LEUR, WALLACE JANSMA, MARK
                 VANDERBERGE, TELE-TECH, INC. AND RAFT, L.L.C.
                         (Stockholders of the Company)

                                      and

           SCOTT D. SCOFIELD, WILLIAM PEDERSON, AND JERRY R. NOONAN
                              (Beneficial Owners)

-------------------------------------------------------------------------------

                  AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE

         THIS AMENDMENT TO AGREEMENT AND PLAN OF EXCHANGE (the
"Amendment"), made as of December 15, 1997 but effective for all purposes as of October 6, 1997, by and among ADVANCED COMMUNICATIONS GROUP, INC., FIRSTEL, INC, FRED L. THURMAN, JAMES E. PERRY, W. BRADLEY VAN LEUR, WALLACE JANSMA, MARK VANDERBERGE, TELE-TECH, INC., RAFT, L.L.C., SCOTT D. SCOFIELD, WILLIAM PEDERSON, and JERRY R. NOONAN, amends the Agreement and Plan of Exchange dated October 6, 1997 among the parties (the "Original Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Original Agreement.

                                   RECITALS

                  WHEREAS, the Asset Purchase Agreement dated September 3, 1997 among RAFT, L.L.C., PAM Oil, Inc., Scott D. Scofield, William Pederson and Firstel, Inc., as amended, (the "Asset Purchase Agreement") provides that a portion of the consideration to be delivered by Advanced Communications Group, Inc. to RAFT, L.L.C. ("RAFT") in connection with the Original Agreement is contingent upon RAFT procuring certain business by October 31, 1997;

                  WHEREAS, the parties wish to implement the terms of the Asset Purchase Agreement and reflect the recent procurement of certain business by RAFT;

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto hereby agree as follows:

1.       AMENDMENTS TO SECTION 3.

         a. Recalculation of Stock Component. The number $11,097,000 in the tenth line of the first paragraph of Section 3 of the Original Agreement is deleted and replaced by $10,970,230.

         b.       Reallocation of Consideration. The chart presented in
         Section 3 of the Original Agreement is deleted and replaced by the following chart:


                                         PRINCIPAL
                                         AMOUNT OF                   PRINCIPAL    NUMBER OF       NUMBER OF
                            NUMBER OF     COMPANY      AMOUNT OF     AMOUNT OF    SERIES G        SHARES OF
     NAME OF STOCKHOLDER     SHARES        NOTES         CASH          NOTES      WARRANTS    PARENT'S STOCK (1)
-----------------------------------------------------------------------------------------------------------------
Fred L. Thurman               287.5        $250,000  $1,437,500      $575,000      14,375         25.3155%
James E. Perry                287.5        $250,000  $1,437,500      $575,000      14,375         25.3155%
W. Bradley Van Leur           125           $40,000    $625,000      $250,000       6,250         10.1716%
Wallace Jansma                150          $250,000    $750,000      $300,000       7,500         14.6616%
Mark VanderBerge              150          $250,000    $750,000      $300,000       7,500         14.6616%
Tele-Tech, Inc.                45.35           None        None          None        None          6.9813%
RAFT, L.L.C.                   18.79           None        None          None        None          2.8929%
    TOTAL                    1064.14     $1,040,000  $5,000,000    $2,000,000      50,000             100%

---------------
(1)  Expressed as a percentage of the Stock Component.

         c. Addition to Section 3. The following is appended to Section 3 of the Original Agreement:

                  The parties agree that if Champion or Schlauger or both of them remain Firstel, Inc. customers through August 31, 1998, then Parent shall issue additional shares of Parent common stock to RAFT. The number of shares issuable shall be equal the lesser of (a) $50,000 divided by the initial public offering price of Parent's common stock (the "IPO Price") or (b) three times the relevant Average Monthly Revenue divided by the IPO Price. "Average Monthly Revenue" means: (i) in the case of Champion, 60% of one-twelfth of the total revenues collected from Champion over the twelve month period ending August 31, 1998, but not more than $17,000, and (ii) in the case of Schlauger, 40% of one-twelfth of the total revenues collected from Schlauger over the twelve month period ending August 31, 1998, but not more than $24,000. If three times the Average Monthly Revenue exceeds $50,000, then Firstel, Inc. shall pay the difference in cash to RAFT on demand. The parties confirm that, except as provided in the previous sentence, neither Firstel, Inc. nor Parent is required to pay cash to RAFT in lieu of the shares deliverable pursuant to this Agreement; except that Firstel, Inc. may be required to pay cash pursuant to the Asset Purchase Agreement if the Closing does not occur.

2.   GENERAL

         2.1 Entire Agreement. The Original Agreement (including the Schedules and Annexes thereto), as modified by the Amendment, and the documents delivered pursuant thereto constitute the entire agreement and understanding among Stockholders, Company and Parent and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by Stockholders and by Company and Parent, acting through their respective officers or representatives, duly authorized by their respective Boards of Directors.

         2.2 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         2.3 Governing Law. This Amendment shall be construed in accordance with the laws of the State of South Dakota, excluding its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                ADVANCED COMMUNICATIONS GROUP, INC.

                                By:
                                   -------------------------------------------
                                   Name:  Rod K. Cutsinger
                                   Title: Chairman and Chief Executive Officer



                                FIRSTEL, INC.

                                By:
                                   -------------------------------------------
                                   Name:  Fred L. Thurman
                                   Title: President and Chief Executive Officer



                                STOCKHOLDERS:


                                ----------------------------------------------
                                Fred L. Thurman


                                ----------------------------------------------
                                James E. Perry


                                ----------------------------------------------
                                W. Bradley Van Leur

                                -----------------------------------------------
                                Wallace Jansma


                                -----------------------------------------------
                                Mark VanderBerge


                                NEW STOCKHOLDERS:


                                TELE-TECH, INC.

                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                RAFT, L.L.C.

                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:



                                BENEFICIAL OWNERS:



                                -----------------------------------------------
                                Jerry R. Noonan


                                -----------------------------------------------
                                Scott D. Scofield

                                -----------------------------------------------
                                William Pederson



                                PRINCIPALS OF BOLES, KNOP &
                                COMPANY LLC



                                -----------------------------------------------
                                John M. Boles


                                -----------------------------------------------
                                J. Richard Knop


                                Montross, Inc.


                                By:
                                   --------------------------------------------
                                   Name:  James R. Meadows, Jr.
                                   Title: President



                                -----------------------------------------------
                                Richard R. Miller